Exhibit 99.2

John Deere Owner Trust 2005

Statement to Noteholders

$183,900,000   Class A-1 3.396% Asset Backed Notes due June 15, 2006

$169,000,000   Class A-2 3.79% Asset Backed Notes due December 17, 2007

$215,000,000   Class A-3 3.98% Asset Backed Notes due June 15, 2009

$172,600,000   Class A-4 4.16% Asset Backed Notes due May 15, 2012

      $11,275,240   Asset Backed Certificates

Payment Date:		15-Jun-06

(1) Amount of principal being paid on the Notes:

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$14,759,795.67
	per $1,000 original principal amount:	$87.34

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(e)	Total	$14,759,795.67

(2) Interest on the Notes

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$337,541.27
	per $1,000 original principal amount:	$2.00

(c)	A-3 Notes:	$713,083.33
	per $1,000 original principal amount:	$3.32

(d)	A-4 Notes:	$598,346.67
	per $1,000 original principal amount:	$3.47

(e)	Total	$1,648,971.27

(3) After giving effect to distributions on current Payment Date:

(a)	(i) outstanding principal amount of A-1 Notes:	$0.00
	(ii) A-1 Note Pool Factor:	0.0000000

(b)	(i) outstanding principal amount of A-2 Notes:	$92,113,428.17
	(ii) A-2 Note Pool Factor:	0.5450499

(c)	(i) outstanding principal amount of A-3 Notes:	$215,000,000.00
	(ii) A-3 Note Pool Factor:	1.0000000

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(d) (i) outstanding principal amount of A-4 Notes:		$172,600,000.00
(ii) A-4 Note Pool Factor:		1.0000000

(e) (i) Certificate Balance		$11,275,240.00
(ii) Certificate Pool Factor:		1.0000000

(4) Note Value at the end of the related Collection Period:		$490,988,667.86

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:		$488,871,158.54

(6) Pool Face Amount at the end of the related Collection Period:		$545,618,049.33

(7) Amount of Servicing Fee earned:		$419,952.50
per $1,000 original principal amount:		$0.56
Amount of Servicing Fee earned:		$419,952.50
Amount of Servicing Fee paid:		$419,952.50
Amount of Servicing Fee shortfall:		$0.00

(8) Amount of Administration Fee:		$100.00

(9) Aggregate Purchased Receivables for Collection Period:		$0.00

(10) Amount in Reserve Account:		$13,156,067.00
Specified Reserve Account Balance:		$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:		$719,202.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:		0.15%

(13) Rolling three month 60 days or more past due as a % of Pool Balance		0.14%

(14) Face Amount of Receivables 60 days or more past due:		$6,560,030.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:		1.20%

(16) Aggregate amount of net losses for the collection period		$158,445.91

(17) Aggregate amount of net losses since 26-May-05		$735,148.34

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)		0.10%

(19) Face Amount of Receivables 60 days or more past due as a % of the Pool Balance		1.34%

(20)	Rolling three month average of Face Amount 60 days past due as % of the Pool Balance (Avg. Delinquency Ratio)	1.41%

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